Exhibit 10.33

THIRD AMENDMENT

TO THE

PEOPLESBANK, A CODORUS VALLEY COMPANY

SALARY CONTINUATION AGREEMENT

DATED OCTOBER 1, 2002

FOR

MATTHEW CLEMENS

This Third Amendment to Salary Continuation Agreement is made this 11th day of March, 2014, by and among PeoplesBank, A Codorus Valley Company, a Pennsylvania banking institution (the “Bank”), and a wholly-owned subsidiary of Codorus Valley Bancorp, Inc., a Pennsylvania business corporation (the “Corporation”) and Matthew A. Clemens, an adult individual (the “Executive”).

WITNESSETH:

WHEREAS, the Bank and the Executive entered into a certain Salary Continuation Agreement effective the first day of October, 2002 (the “Salary Continuation Agreement”); and

WHEREAS, the Bank and the Executive executed a First Amendment to the Salary Continuation Agreement on December 27, 2005 and a Second Amendment to the Salary Continuation Agreement on December 23, 2008; and

WHEREAS, the Bank and the Executive desire to further amend the Salary Continuation Agreement for the purpose of excepting from the noncompetition provisions set forth in Section 5.3 of the Salary Continuation Agreement certain activities of the Executive as set forth below; and

WHEREAS, in recognition of the value of services provided by the Executive in the past to the Bank and the Corporation, the Bank desires to amend the Salary Continuation Agreement, in the manner set forth herein, as an incentive for the Executive to continue to provide such valued services in the future.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, for good and valuable consideration, and intending to be legally bound hereby, the Bank and the Executive agree as follows:

1.           Article 5 of the Salary Continuation Agreement is hereby amended by adding a new Section 5.3.5 to read as follows:

5.3.5 Exception to Restrictive Covenants. Notwithstanding the foregoing, it is the intention of the parties that the restrictions set forth in Sections 5.3.l(i), (ii), (iii) and (iv) shall not apply to prohibit the Executive from providing executive coaching services in the financial services industry.

2.           In all other respects, the Salary Continuation Agreement, as amended above, is hereby ratified and confirmed by the Bank, the Corporation and the Executive. All other provisions of the Salary Continuation Agreement shall remain in full force and effect as amended hereby.

Exhibit 10.33

IN WITNESS WHEREOF, the parties, each intending to be legally bound, have executed this Amendment as of the date, month and year first above written.

ATTEST:	PEOPLESBANK, A CODORUS VALLEY COMPANY

By:
Chairman of the Board

WITNESS:

Matthew A. Clemens